Exhibit 99.3
Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of
Priority Healthcare Corporation

We have completed an integrated audit of Priority Healthcare Corporation’s 2004 consolidated financial statements and of its internal control over financial reporting as of January 1, 2005 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of Priority Healthcare Corporation and its subsidiaries at January 1, 2005 and January 3, 2004 and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing in Item 9A, that the Company maintained effective internal control over financial reporting as of January 1, 2005 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of January 1, 2005, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
March 28, 2005

PRIORITY HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(000’s omitted, except share and per share data)

	Year ended
	January 1, 2005	January 3, 2004	December 28, 2002
Net sales	$1,739,618	$1,461,811	$1,200,391
Cost of products sold	1,546,727	1,299,948	1,063,181

Gross profit	192,891	161,863	137,210

Selling, general and administrative expense	108,197	77,932	64,959
Impairment of fixed asset	—	—	2,386
Restructuring charge	1,317	—	—
Depreciation and amortization	6,591	4,273	2,760

Earnings from operations	76,786	79,658	67,105

Third party payor settlement	(4,401)	—	—
Minority interest	(212)	—	—
Interest expense	(1,060)	—	—
Interest income	707	1,302	2,632

Earnings before income taxes	71,820	80,960	69,737

Provision for income taxes:
Current	24,668	25,348	25,608
Deferred	2,526	5,012	543

	27,194	30,360	26,151

Net earnings	$44,626	$50,600	$43,586

Earnings per share:
Basic	$1.03	$1.17	$1.00
Diluted	$1.01	$1.15	$.98
Weighted average shares outstanding:
Basic	43,438,475	43,362,614	43,699,208
Diluted	44,023,741	43,930,042	44,384,665

See accompanying notes to consolidated financial statements.

PRIORITY HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(000’s omitted, except share data)

	January 1, 2005	January 3, 2004
ASSETS:
Current assets:
Cash and cash equivalents	$43,465	$45,719
Restricted cash	2,000	2,000
Marketable securities	17,289	15,317
Receivables, less allowance for doubtful accounts of $6,903 and $5,480, respectively	244,730	172,206
Finished goods inventory	112,616	117,218
Deferred income taxes	3,075	2,325
Other current assets	33,382	18,317

	456,557	373,102
Fixed assets, net	48,209	29,780
Other assets	5,886	4,000
Goodwill and other intangibles	158,741	107,127

Total assets	$669,393	$514,009

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$173,969	$151,539
Line of credit (note 9)	40,290	—
Other current liabilities	26,906	13,124

	241,165	164,663
Deferred income taxes	9,714	6,437

Total liabilities	250,879	171,100

Minority interest (note 7)	23,212	—

Commitments and contingencies (notes 14 and 16)

Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 55,000,000 shares authorized, 6,590,305 and 6,677,683 issued and outstanding, respectively	66	67
Class B, $0.01 par value, 180,000,000 shares authorized, 38,807,013 and 38,719,635 issued, respectively	388	387
Additional paid in capital	190,524	189,309
Retained earnings	232,299	187,673

	423,277	377,436
Less:
Class B Common unearned restricted stock, 156,201 and 108,323 shares, respectively	(2,108)	(1,846)
Class B Common stock in treasury (at cost), 1,563,651 and 1,987,739 shares, respectively	(25,867)	(32,681)

Total shareholders’ equity	395,302	342,909

Total liabilities and shareholders’ equity	$669,393	$514,009

See accompanying notes to consolidated financial statements.

PRIORITY HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(000’s omitted)

	Year ended
	January 1, 2005	January 3, 2004	December 28, 2002
Cash flow from operating activities:
Net earnings	$44,626	$50,600	$43,586
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,591	4,273	2,760
Provision for doubtful accounts	6,141	2,197	2,449
Tax benefit from stock option exercises	799	672	944
Minority interest	212	—	—
Impairment of fixed asset	—	—	2,386
Loss on disposal of fixed assets	—	—	44
Compensation expense on stock grants	1,204	932	30
Deferred income taxes	2,526	5,012	543
Change in assets and liabilities, net of acquisitions:
Receivables	(64,397)	(10,715)	(44,905)
Finished goods inventory	7,650	(8,184)	(32,189)
Accounts payable	13,777	6,770	25,642
Other current assets and liabilities	5,086	(23,263)	18,373

Net cash provided by operating activities	24,215	28,294	19,663

Cash flow from investing activities:
(Purchases, net of sales), sales, net of purchases, of marketable securities	(1,972)	31,020	47,829
Restricted cash for acquisition of business	—	(2,000)	—
Purchases of fixed assets	(18,116)	(18,124)	(8,980)
(Increase) decrease in other assets	(17,917)	1,974	(11,870)
Acquisition of businesses, net of cash acquired	(39,648)	(23,332)	(32,896)

Net cash used by investing activities	(77,653)	(10,462)	(5,917)

Cash flow from financing activities:
Proceeds from stock option exercises	1,386	2,209	3,716
Joint venture contribution from minority interest holder	23,000	—	—
Proceeds from employee stock purchase plan	252	—	—
Proceeds from line of credit	65,290	—	—
Repayments on line of credit	(37,422)	—	—
Payments for purchase of treasury stock	(1,322)	(11,353)	(13,189)

Net cash provided (used) by financing activities activities	51,184	(9,144)	(9,473)

Net (decrease) increase in cash	(2,254)	8,688	4,273
Cash and cash equivalents at beginning of period	45,719	37,031	32,758

Cash and cash equivalents at end of period	$43,465	$45,719	$37,031

Supplemental cash flow information:
Income taxes paid	$23,542	$43,238	$12,227
Interest paid	$770	$—	$—

Supplemental non-cash investing and financing activities:
Acquisition liabilities	$5,266	$2,929	$10,348
Stock issued in connection with acquisitions	$5,448	$1,922	$5,000
Stock issued in connection with investment	$—	$3,500	$—

See accompanying notes to consolidated financial statements.

PRIORITY HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(000’s omitted, except share data)

	Class A Common Stock		Class B Common Stock		Class B Common Stock		Class B Common Stock		Additional Paid in Capital	Retained Earnings	Shareholders’ Equity
	Shares Outstanding	Amount	Shares Outstanding	Amount	Unearned Restricted Shares	Amount	Treasury Shares	Amount
Balances at December 29, 2001	7,211,815	$72	38,185,503	$382	—	$—	(1,739,474)	$(22,419)	$182,818	$93,487	$254,340
Net earnings										43,586	43,586
Issuance of Class B common stock:
Stock option exercises and related tax benefit							238,546	3,192	1,468		4,660
Unearned restricted stock grant					(53,000)	(1,291)	53,000	815	476		—
Board of Directors’ compensation							1,228	19	11		30
Issuance of common stock in connection with acquisition							202,922	2,615	2,385		5,000
Repurchase of common stock							(640,300)	(13,189)			(13,189)
Conversions to Class B	(331,318)	(3)	331,318	3							—

Balances at December 28, 2002	6,880,497	69	38,516,821	385	(53,000)	(1,291)	(1,884,078)	(28,967)	187,158	137,073	294,427
Net earnings										50,600	50,600
Issuance of Class B common stock:
Stock option exercises and related tax benefit							167,617	2,677	204		2,881
Unearned restricted stock grant					(68,575)	(1,408)	68,575	1,127	281		—
Earned restricted stock					13,252	853					853
Stock option grant									42		42
Board of Directors’ compensation							1,810	29	8		37
Issuance of common stock in connection with acquisition							82,905	1,315	607		1,922
Issuance of common stock in connection with investment							152,505	2,491	1,009		3,500
Repurchase of common stock							(577,073)	(11,353)			(11,353)
Conversions to Class B	(202,814)	(2)	202,814	2							—

Balances at January 3, 2004	6,677,683	67	38,719,635	387	(108,323)	(1,846)	(1,987,739)	(32,681)	189,309	187,673	342,909
Net earnings										44,626	44,626
Issuance of Class B common stock:
Stock option exercises and related tax benefit							158,318	2,615	(430)		2,185
Unearned restricted stock grant					(78,275)	(1,428)	78,275	1,295	133		—
Earned restricted stock					30,397	1,166					1,166
Employee stock purchase plan							14,111	232	20		252
Board of Directors’ compensation							1,875	32	6		38
Issuance of common stock in connection with acquisition							239,802	3,962	1,486		5,448
Repurchase of common stock							(68,293)	(1,322)			(1,322)
Conversions to Class B	(87,378)	(1)	87,378	1							—

Balances at January 1, 2005	6,590,305	$66	38,807,013	$388	(156,201)	$(2,108)	(1,563,651)	$(25,867)	$190,524	$232,299	$395,302

See accompanying notes to consolidated financial statements.

PRIORITY HEALTHCARE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Significant Accounting Policies

Basis of presentation. Priority Healthcare Corporation (the “Company”) was formed by Bindley Western Industries, Inc. (“BWI”) on June 23, 1994, as an Indiana corporation to focus on the distribution of products and provision of services to the specialty distribution segment of the healthcare industry. On October 29, 1997, the Company consummated an initial public offering of its Class B Common Stock (the “IPO”). On December 31, 1998, BWI distributed to its common shareholders all of the 30,642,858 shares of the Company’s Class A Common Stock then owned by BWI in a spin-off transaction and BWI no longer has any ownership interest in the Company. The Company now operates as a national specialty pharmacy and distributor that provides biopharmaceuticals, complex therapies and related disease treatment programs and services. The Company operates in one operating and reportable segment.

Principles of consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and variable interest entities. All intercompany accounts and transactions have been eliminated. The Company reports on a fiscal year basis using the 52 or 53 week period ending on the Saturday closest to December 31. The years ended January 1, 2005 and December 28, 2002 were 52 week periods. The year ended January 3, 2004 was a 53 week period.

Variable Interest Entities. In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (“FIN 46”) (revised December 2003), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, which expands upon and strengthens existing accounting guidance concerning when a company should include in its financial statements the assets, liabilities and activities of another entity. A Variable Interest Entity (“VIE”) does not share economic risk and rewards through typical equity ownership arrangements; instead, contractual or other relationships re-distribute economic risks and rewards among equity holders and other parties. Once an entity is determined to be a VIE, the party with the controlling financial interest, the primary beneficiary, is required to consolidate it. FIN 46 also requires disclosures about VIEs that a company is not required to consolidate but in which it has a significant variable interest. The Company has applied the consolidation or disclosure requirements of this interpretation. The Company has determined that our joint venture, Aetna Specialty Pharmacy, LLC, should be consolidated under the provisions of FIN 46. Since its inception in August 2004, the results of operations of the joint venture have not been material.

Revenue recognition. Revenues are recognized at the point of shipment for those sales when the risk of loss passes at the point of shipment and upon receipt for those sales when the risk of loss passes at the point of receipt as products are shipped to customers with appropriate provisions recorded for estimated discounts and contractual allowances. Discounts and contractual allowances are estimated based on historical collections over a recent period for the sales that are recorded at gross charges. The percentage is applied to the applicable accounts receivable balance that contains gross charges for each period. Any differences between the estimates and actual collections are reflected in operations in the year payment is received. Differences may result in the amount and timing of revenues for any period if actual performance varies from estimates. Allowances for returns are estimated based on historical return trends. Financing charge revenue is recognized when received.

Cash and cash equivalents. The Company considers all investments with an original maturity of less than 3 months to be a cash equivalent.

Concentration of credit risk. Financial instruments which potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash balances may, at times, exceed FDIC limits on insurable amounts. The Company mitigates its risk by investing in or through major financial institutions.

Marketable securities. In accordance with provisions of Statement of Financial Accounting Standard No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” the Company has classified all of its investments in marketable securities as available-for-sale. These investments are stated at their market value, with any material unrealized holding gains or losses, net of tax, included as a component of shareholders’ equity until realized. The cost of debt securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Interest income is included as a component of current earnings.

Receivables. Receivables are presented net of the allowance for doubtful accounts and contractual allowances. Receivables include trade and patient account receivables. The Company regularly reviews and analyzes the adequacy of these allowances after considering the age of each outstanding receivable and the collection history. The allowance for doubtful accounts and contractual allowances are based on these analyses. Although doubtful accounts and contractual allowances have historically been within expectations and allowances established, there is no guarantee that the Company will continue to experience the same credit loss rates that it has in the past.

Inventories. Inventories consist of merchandise held for resale. Inventories are stated on the basis of lower of cost or market using the first-in, first-out (“FIFO”) method.

Other current assets. Other current assets consists primarily of funds held at a wholesaler.

Fixed assets. Depreciation is computed on the straight-line method for financial reporting purposes. Accelerated methods are primarily used for income tax purposes. Assets, valued at cost, are generally being depreciated over their estimated useful lives as follows:

Estimated useful life (years)
Computer hardware and software	3 to 7
Furniture and equipment	5
Leasehold improvements	5 to 7
Transportation equipment	5

Maintenance and repairs are charged to expense in the year incurred. Cost and related accumulated depreciation for fixed assets are removed from the accounts upon sale or disposition, and the resulting gain or loss is reflected in earnings.

Capitalized software costs. The Company expenses costs incurred in the preliminary project stage of developing or obtaining internal use software, such as research and feasibility studies, as well as costs incurred in the post implementation/operational stage, such as maintenance and training. Capitalization of software development costs occurs only after the preliminary project stage is complete, management authorizes the project, and it is probable that the project will be completed and the software will be used for the function intended. The capitalized costs are amortized on a straight-line method over the estimated useful life of the software, which is generally 5 to 7 years.

Intangibles. Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired. The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Intangibles Assets” as of December 30, 2001. This statement requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. The Company measures impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in its current business model or another valuation technique. Prior to fiscal 2002, goodwill was amortized over periods not exceeding 40 years. Other definite lived intangibles are amortized on a straight-line basis over periods not exceeding 15 years.

Stock-based compensation. In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for annual and interim periods beginning after December 15, 2002. The Company has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148. The adoption of SFAS No. 148 did not have a material impact on the Company’s consolidated financial position or results of operations.

The Company has elected to continue to measure compensation for stock options issued to its employees and outside directors pursuant to APB No. 25 under the intrinsic value method. All stock options are granted with an exercise price at or above fair market value at date of grant. Accordingly, no compensation expense has been recognized in connection with the issuance of stock options. Had compensation cost been determined based upon the fair value of the stock options at grant date, consistent with the method under SFAS No. 123, the Company’s net earnings and earnings per share for fiscal 2004, 2003 and 2002 would have been reduced to the following pro forma amounts indicated.

	Year ended
	January 1, 2005	January 3, 2004	December 28, 2002
	(In Thousands, Except Per Share Data)
Net earnings - as reported	$44,626	$50,600	$43,586
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(8,034)	(11,369)	(12,254)

Pro forma net earnings	$36,592	$39,231	$31,332

Basic earnings per share:
Basic - as reported	$1.03	$1.17	$1.00
Basic - pro forma	$.84	$.90	$.72
Diluted earnings per share:
Diluted - as reported	$1.01	$1.15	$.98
Diluted - pro forma	$.83	$.89	$.71

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted average assumptions:

	2004	2003	2002
Risk free interest rate	3.10%	2.64%	2.89%
Expected dividend yield	.00%	.00%	.00%
Expected life of options	3.82	3.80	3.45
Volatility of stock price	45.00%	58.49%	73.55%
Weighted average fair value of options	$6.96	$9.47	$13.18

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or FAS 123R. FAS 123R requires the Company to recognize compensation cost relating to all share-based payments to employees based on their fair values beginning the third quarter of 2005. The Company is evaluating the requirements of FAS 123R and expects that the adoption of FAS 123R may have a material impact on selling, general and administrative expenses. The Company has not determined the method of adoption and has not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures under FAS 123 shown above.

Shipping and handling costs. Costs associated with shipping and handling activities are comprised of outbound freight and are included in selling, general and administrative expense. These costs were $11.3 million, $9.1 million and $8.6 million for the years ended January 1, 2005, January 3, 2004 and December 28, 2002, respectively.

Income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and loss carryforwards will result in a benefit based on expected profitability by tax jurisdiction.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. The most significant estimates include the allowance for doubtful accounts, contractual allowances, intangibles and income taxes.

Fair value of financial instruments. The carrying values of cash and cash equivalents, restricted cash, marketable securities, receivables, other current assets, accounts payable, line of credit and other current liabilities approximate their fair market values due to the short-term maturity of these instruments.

Comprehensive income. In accordance with SFAS No. 130, “Reporting Comprehensive Income”, the Company is required to display comprehensive income and its components as part of its complete set of financial statements. Comprehensive income represents changes in shareholders’ equity resulting from transactions other than shareholder investments and distributions.

Note 2—Earnings Per Share

Basic earnings per share (“EPS”) computations are calculated utilizing the weighted average number of common shares outstanding during the applicable fiscal year. Diluted EPS include the weighted average number of common shares outstanding and the effect of common stock equivalents. The following is a reconciliation between basic and diluted EPS:

	(In Thousands)
	2004	2003	2002
Weighted average number of Class A and Class B
Common shares outstanding used as the denominator in the basic earnings per share calculation	43,438	43,363	43,699

Additional shares assuming exercise of dilutive stock options	501	508	634
Additional shares assuming unearned restricted stock is earned	75	39	10
Additional shares assuming contingently issuable shares related to acquisitions are issued	10	20	42

Weighted average number of Class A and Class B
Common and equivalent shares used as the denominator in the diluted earnings per share calculation	44,024	43,930	44,385

Options to purchase 4.0 million, 3.1 million and 3.4 million shares with exercise prices greater than the average market prices of common stock were outstanding at January 1, 2005, January 3, 2004 and December 28, 2002, respectively. These options were excluded from the respective computations of diluted earnings per share because their effect would be anti-dilutive.

Note 3—Acquisitions

On March 11, 2002, the Company acquired the majority of the operating assets of Hemophilia of the Sunshine State (“HOSS”) for approximately $30.4 million, comprised of approximately $24.5 million in cash, $5 million of Class B Common Stock and approximately $900,000 of liabilities assumed. The acquisition was financed by cash from operations. HOSS was the leading provider of hemophilia products and services in the State of Florida. The transaction complements the Company’s existing specialty pharmacy and specialty distribution operations. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price was allocated to the tangible and intangible assets acquired based upon their estimated fair values. The fair values assigned to the tangible and intangible assets acquired were based upon estimates and assumptions provided and compiled by management. The excess purchase price, including other acquisition costs, of $25.1 million was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired at the date of acquisition (000’s omitted):

Accounts receivable	$2,890
Inventories	2,357
Property, equipment and other assets	36
Goodwill	25,132

Total assets acquired	$30,415

The results of operations of HOSS prior to the date of acquisition were not material to the results of the Company for the periods presented in these financial statements. The results of operations after the acquisition date are included in the consolidated financial statements.

On September 11, 2003, the Company acquired the majority of the operating assets of SinusPharmacy Corporation (“Sinus”) for approximately $13 million, comprised of approximately $12.3 million in cash ($2 million of which was paid in January 2005 and represented the restricted cash on the consolidated balance sheet at January 1, 2005 and January 3, 2004), $500,000 of Class B Common Stock and approximately $200,000 of liabilities assumed. The acquisition was financed by cash from operations. Sinus was the leading provider of intranasal nebulized therapies for the treatment of chronic sinusitis. The transaction complements the Company’s existing specialty pharmacy and specialty distribution operations. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price was allocated to the tangible and intangible assets acquired based upon their estimated fair values. The fair values assigned to the tangible assets acquired and liabilities assumed were based upon estimates and assumptions provided and compiled by management. The intangible assets consist primarily of trademarks. The fair values assigned to the trademarks ($865,000) were based upon management estimates. The excess purchase price, including other acquisition costs, of $11.8 million was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired at the date of acquisition (000’s omitted):

Inventories	$257
Property and equipment	37
Intangible assets	865
Goodwill	11,822

Total assets acquired	$12,981

The results of operations of Sinus prior to the date of acquisition were not material to the results of the Company for the periods presented in these financial statements. The results of operations after the acquisition date are included in the consolidated financial statements.

On April 2, 2004, the Company acquired certain assets of Partners In Care Pharmacy, LLC (“Partners In Care”) for approximately $6.1 million in cash. The acquisition was financed by cash from operations. Partners In Care was an infertility specialty pharmacy. The transaction complements the Company’s existing infertility specialty pharmacy operations. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price was allocated to the tangible and intangible assets acquired based upon their estimated fair values. The fair values assigned to the tangible and intangible assets acquired were based upon estimates and assumptions provided and compiled by management. The excess purchase price of $5.8 million was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired at the date of acquisition (000’s omitted):

Current assets	$245
Property, equipment and other assets	47
Goodwill	5,791

Total assets acquired	$6,083

In addition, the former owners of Partners In Care are eligible to receive additional consideration based upon revenues received from new customers under a certain contract. The Company does not expect to pay any additional consideration to the former owners of Partners In Care related to this provision of the asset purchase agreement.

The results of operations of Partners In Care prior to the date of acquisition were not material to the results of the Company for the periods presented in these financial statements. The results of operations after the acquisition date are included in the consolidated financial statements.

On June 14, 2004, the Company acquired all of the outstanding common shares of HealthBridge Reimbursement and Product Support, Inc. (“HealthBridge”) for approximately $9 million in cash. The acquisition was financed by cash from operations. HealthBridge is a service company specializing in drug launch and reimbursement support for the biotech and pharmaceutical industry. The transaction complements the Company’s existing specialty pharmacy and specialty distribution operations. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed based upon their estimated fair values. The fair values assigned to the tangible assets acquired and liabilities assumed were based upon estimates and assumptions provided and compiled by management. The intangible assets consist primarily of trademarks and non-compete agreements. The fair values assigned to the trademarks ($210,000) and non-compete agreements ($140,000) were based upon management estimates. The excess purchase price of $7.4 million was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (000’s omitted):

Current assets	$1,704
Property and equipment	390
Intangible assets	350
Goodwill	7,390

Total assets acquired	9,834

Current liabilities	730
Other long-term liabilities	100

Total liabilities assumed	830

Net assets acquired	$9,004

In addition, the former owners of HealthBridge are eligible to receive additional consideration up to a maximum of $1.5 million if HealthBridge achieves certain predetermined financial results during the 12-month periods ending May 31, 2005 and May 31, 2006. In the event that HealthBridge fails to achieve certain predetermined financial results for the 12-month period ending May 31, 2005, the former owners are obligated to repay consideration up to a maximum of $500,000 to the Company.

The results of operations of HealthBridge prior to the date of acquisition were not material to the results of the Company for the periods presented in these financial statements. The results of operations after the acquisition date are included in the consolidated financial statements.

On July 6, 2004, the Company acquired all of the outstanding common shares of Integrity Healthcare Services, Inc. (“Integrity”). The aggregate purchase price for the outstanding common shares of Integrity was approximately $33 million, comprised of approximately $27.6 million in cash (including $5 million that will be paid in July 2005), $5 million of Class B Common Stock and approximately $400,000 of direct acquisition costs. In addition, as part of the closing process, the Company paid approximately $12 million to repay Integrity’s line of credit balance in full. The acquisition was financed by the Company’s existing line of credit. Integrity is a specialty infusion pharmacy with 23 branches in 16 states located throughout the Midwest and Southeast states. The transaction expands the Company’s specialty pharmacy capabilities and geographic operating locations. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price was allocated to the tangible and intangible assets acquired and the liabilities assumed based upon their estimated fair values. The fair values assigned to the tangible assets acquired and liabilities assumed were based upon estimates and assumptions provided and compiled by management. The intangible assets consist primarily of trademarks, non-compete agreements and certificates of need. The fair values assigned to the trademarks ($1.7 million), non-compete agreements ($200,000) and the certificates of need ($570,000) were based upon management estimates. The excess purchase price of $34.6 million was recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (000’s omitted):

Accounts receivable	$12,716
Inventories	2,439
Other current assets	370
Property, equipment and other assets	714
Intangible assets	2,470
Goodwill	34,603

Total assets acquired	53,312

Current maturities of debt	524
Line of credit	12,422
Accounts payable and accruals	3,956
Other current liabilities	2,495
Long-term debt	921

Total liabilities assumed	20,318

Net assets acquired	$32,994

The results of operations of Integrity prior to the date of acquisition were not material to the results of the Company for the periods presented in these financial statements. The results of operations after the acquisition date are included in the consolidated financial statements.

During 2004, the Company paid $448,000 in cash and $448,000 in Class B Common Stock related to the 2001 acquisition of InfuRx because InfuRx achieved certain predetermined financial results during the year ended January 3, 2004. These payments complete the purchase of InfuRx and no further consideration is due to the former owners.

Note 4—Marketable Securities

Marketable securities are carried on the balance sheet at their market value. Marketable securities at January 1, 2005 and January 3, 2004 consist of the following:

	(In Thousands)
	2004	2003
Mutual funds	$13,931	$2,890
Corporate bonds	3,358	12,427

	$17,289	$15,317

These investments had a fair value of approximately $43.3 million (which included approximately $26.0 million classified as cash equivalents) and $50.9 million (which included approximately $35.6 million classified as cash equivalents) at January 1, 2005 and January 3, 2004, respectively. At January 1, 2005 and January 3, 2004, the book value of these investments approximated their market value. There were no significant gross realized gains or losses on sales of available-for-sale securities in 2004 or 2003. All available-for-sale securities are due in one year or less.

Note 5—Fixed Assets

Fixed assets at January 1, 2005 and January 3, 2004 consist of the following:

	(In Thousands)
	2004	2003
Computer hardware and software	$21,281	$14,505
Furniture and equipment	14,772	8,166
Leasehold improvements	3,964	2,604
Transportation equipment	1,167	631

	41,184	25,906
Less: accumulated depreciation	(15,311)	(8,785)

	25,873	17,121
Construction in progress	22,336	12,659

	$48,209	$29,780

Depreciation expense was $6.3 million, $4.2 million and $2.7 million for the years ended January 1, 2005, January 3, 2004 and December 28, 2002, respectively. The impairment of fixed asset charge of $2.4 million in 2002 resulted from writing off computer hardware and application software for a project that began in 2000 and was discontinued in 2002.

Note 6—Investments

During the year ended January 3, 2004, the Company made a $3.5 million equity investment of about 10% in SinusPharma, Inc., which is carried at cost. SinusPharma, Inc. was the parent company of SinusPharmacy Corporation. The Company purchased the majority of the operating assets of SinusPharmacy Corporation on September 11, 2003. See Note 3 - Acquisitions.

During the year ended January 3, 2004, the Company made a $500,000 investment in Burrill Life Sciences Capital Fund, L.P. (“Burrill”), which is carried at cost. During the year ended January 1, 2005, the Company made additional investments in Burrill totaling $1.2 million. The total investment in Burrill at January 1, 2005 is $1.7 million. The Company has an additional commitment of $3.3 million related to this investment. The additional commitment is due at various times depending on the growth of Burrill and upon final funding the Company is expected to own less than 3% of Burrill.

The Company performs annual impairment tests of investments carried at cost. During the years ended January 3, 2004 and January 1, 2005, the tests did not result in any impairment charges.

Note 7—Aetna Specialty Pharmacy, LLC

In August 2004, the Company and Aetna Inc. formed a new joint venture, Aetna Specialty Pharmacy, LLC, which is an Aetna-branded specialty pharmacy operation. The joint venture is owned 60% by the Company and 40% by Aetna. Aetna has an option to purchase the Company’s 60% interest beginning in 2008, subject to acceleration under certain circumstances. Aetna funded its ownership interest in the joint venture with cash and the Company contributed cash and an interest in certain intellectual property for its 60% interest in the joint venture. The amount of the Company’s contribution was not material to its financial condition.

The terms of the joint venture require the Company to build, develop and staff on behalf of the joint venture a stand-alone specialty pharmacy capable of handling certain specialty pharmacy needs of Aetna. The specialty pharmacy must be completed in accordance with a specified development schedule and within certain cost limitations. The Company also entered into a drug supply agreement with the joint venture and a specialty pharmacy back-up provider agreement with Aetna to provide specialty pharmacy services in instances where the joint venture is unable to do so.

Pursuant to its policy, the Company has determined that the joint venture should be consolidated under the provisions of FIN 46, Consolidation of Variable Interest Entities. Since its inception, the results of operations of the joint venture (which were not material) have been included in the Company’s financial statements.

Aetna, Inc., accounted for approximately 7%, 8% and 10% of the Company’s net sales in 2004, 2003 and 2002, respectively.

Note 8—Intangibles

The carrying amount of acquired intangible assets at January 1, 2005 and January 3, 2004 is as follows:

	(In Thousands)
	2004	2003
Goodwill	$154,984	$105,829

Other intangibles	5,185	2,404
Accumulated amortization	(1,428)	(1,106)

Other intangibles, net	3,757	1,298
Goodwill and other intangibles	$158,741	$107,127

The $49.2 million increase in the carrying amount of goodwill relates to acquisitions made during 2004. The $2.8 million increase in the carrying amount of other intangibles relates to trademarks, non-compete agreements and certificates of need.

Amortization expense was $322,000, $119,000 and $100,000 for the years ended January 1, 2005, January 3, 2004 and December 28, 2002, respectively. Amortization expense is expected to aggregate approximately $439,000 during each of the next five years.

Note 9—Revolving Credit Facility

On February 5, 2004, the Company entered into, and on February 27, 2004, the Company amended, an agreement with Suntrust Bank, as administrative agent, and the lenders named therein, for an unsecured three year revolving credit facility for up to $150 million. The revolving credit facility requires the Company, among other things, to maintain a minimum consolidated net worth, a minimum interest coverage ratio and limits the Company’s leverage ratio. At January 1, 2005 the Company was in compliance with these covenants. The Company may use the entire $150 million credit facility for letters of credit or direct borrowings. At January 1, 2005 the Company had an outstanding principal balance of $40.0 million and an outstanding interest payable balance of $290,000.

Interest rates charged on borrowings can vary depending on the interest rate option utilized. Options for the interest rate are based upon the greater of prime rate or federal funds rate plus 50 basis points for the swing line commitment and base rate borrowing or an adjusted LIBOR rate for Eurodollar borrowing. At January 1, 2005 the borrowing rate was 2.565% on the outstanding balance of $40.0 million. The Company is also required to pay a quarterly facility fee on the total revolving commitment (whether used or unused). At January 1, 2005 the facility fee was .15%. The applicable margin for the adjusted LIBOR rate Eurodollar loans and the applicable percentage for the facility fee are based upon the Company’s leverage ratio, which is calculated quarterly in the loan covenants and compliance reporting. In addition, the Company incurred credit facility origination costs of $541,000 which are being amortized to interest expense over the life of the credit facility. The principal and interest was due in January 2005 and subsequently extended to July 2005.

Note 10—Income Taxes

The provision for income taxes includes state income taxes of $2.4 million, $2.4 million and $2.7 million for the years ended January 1, 2005, January 3, 2004 and December 28, 2002, respectively.

The following table indicates the significant elements contributing to the difference between the U.S. federal statutory tax rate and the effective tax rate:

	2004	2003	2002
Percentage of earnings before taxes:
U.S. federal statutory rate	35.0%	35.0%	35.0%
State and local taxes on income, net of federal income tax benefit	2.9%	2.5%	2.5%

Effective rate	37.9%	37.5%	37.5%

Presented below are the significant elements of the net deferred tax balance sheet accounts at January 1, 2005 and January 3, 2004:

	(In Thousands)
	2004	2003
Deferred tax asset:
Receivables	$2,623	$2,055
Finished goods inventories	54	78
Investments	723	659
Deferred compensation	1,174	875
Restricted stock	428	213
Accrued expenses	398	192

Total deferred tax assets	5,400	4,072

Deferred tax liabilities:
Fixed assets	(4,063)	(3,695)
Intangibles	(7,717)	(4,489)
Other	(259)	—

Total deferred tax liabilities	(12,039)	(8,184)

Total net deferred income taxes	(6,639)	(4,112)

Less current deferred tax assets	(3,075)	(2,325)

Non current deferred income taxes	$(9,714)	$(6,437)

Note 11—Profit Sharing Plan

All employees are generally eligible to participate in the Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least three months of service (as defined in the Profit Sharing Plan) and having reached age 18 (“Participant”). Participants are generally eligible to receive an annual contribution from the Company after having completed at least one year of service (as defined in the Profit Sharing Plan) and having reached age 18. The annual contribution of the Company to the Profit Sharing Plan is at the discretion of the Board of Directors of the Company and during the last three years has been between 1.5% and 7.0% of the Participant’s compensation. The employer contribution for a year is allocated among the Participants employed on the last day of the year, and who completed at least 1,000 hours of service during the year, in proportion to their relative compensation for the portion of the year in which they were eligible to participate. The Profit Sharing Plan expense (net of forfeitures) for the years ended January 1, 2005, January 3, 2004 and December 28, 2002 was $111,000, $530,000 and $1.8 million, respectively.

Note 12—Capital Stock

The two classes of Common Stock entitle holders to the same rights and privileges, except that holders of shares of Class A Common Stock are entitled to three votes per share on all matters submitted to a vote of holders of Common Stock and holders of Class B Common Stock are entitled to one vote per share on such matters. The Class A Common Stock will automatically be converted into shares of Class B Common Stock on a share-for-share basis upon any transfer or purported transfer to any person other than: (i) a dividend or other distribution of the shares of Class A Common Stock to the shareholders of BWI; or (ii) family members of the holder of Class A Common Stock, or trusts for the benefit of or entities controlled by the holder of Class A Common Stock or family members of the holder.

Shares of restricted stock as to which restrictions have not lapsed are not transferable other than pursuant to the laws of descent and distribution.

On July 18, 2002, the Company’s Board of Directors approved the purchase of up to 1,000,000 shares of the Company’s outstanding shares of Class B Common Stock. On August 14, 2002 the Board of Directors approved an additional purchase of up to 1,000,000 shares of the Company’s outstanding shares of Class B Common Stock. These purchases were approved through July 17, 2003. In 2002, 585,300 shares were purchased in the open market pursuant to these authorizations at an average price of $20.45 and were included in treasury stock. In 2003, 179,200 shares were purchased in the open market pursuant to these authorizations at an average price of $19.16 and were included in treasury stock. The Company purchased the treasury stock because management believed the market undervalued the stock.

On July 17, 2003, the Company’s Board of Directors approved the purchase of up to 3,000,000 shares of the Company’s outstanding shares of Class B Common Stock. The purchases were approved through July 16, 2004. In 2003, 394,100 shares were purchased in the open market pursuant to this authorization at an average price of $19.89 and were included in treasury stock. In 2004, 60,000 shares were purchased in the open market pursuant to this authorization at an average price of $19.28 and were included in treasury stock. The Company purchased the treasury stock because management believed the market undervalued the stock.

On October 27, 2004, the Company’s Board of Directors approved the purchase of up to 2,000,000 shares of the Company’s outstanding shares of Class B Common Stock. The purchases are approved through October 31, 2005. In 2004, no shares were purchased pursuant to this authorization.

Note 13—Stock Option and Incentive Plans

On August 25, 1997, the Board of Directors and BWI, as sole shareholder of the Company, adopted the 1997 Stock Option and Incentive Plan (the “1997 Stock Option Plan”). Under the 1997 Stock Option Plan, the Company may award stock options and shares of restricted stock to officers, key employees and consultants of the Company. The aggregate number of shares of Class B Common Stock that may be awarded under the 1997 Stock Option Plan is 7,900,000, subject to adjustment in certain events. No individual participant may receive awards for more than 300,000 shares in any calendar year.

Under the 1997 Stock Option Plan, awards of restricted shares may be made, in which case the grantee would be granted shares of Class B Common Stock, subject to any determined forfeiture or transfer restrictions. During the year ended January 1, 2005, 9,000 and 69,275 restricted shares were granted with a grant date fair value of $21.30 and $17.85 per share, respectively. During the year ended January 3, 2004, 68,575 restricted shares were granted with a grant date fair value of $20.53 per share. During the year ended December 28, 2002, 53,000 restricted shares were granted with a grant date fair value of $24.35 per share. 156,201 and 108,323 unearned restricted shares were outstanding at January 1, 2005 and January 3, 2004, respectively. The value of these restricted shares are charged to compensation expense over the vesting periods of 4 to 5 years. During the years ended January 1, 2005, January 3, 2004 and December 28, 2002, $1.2 million, $853,000 and $0, respectively, was charged to compensation expense for the restricted shares.

The Compensation Committee of the Board of Directors administers the 1997 Stock Option Plan and has the authority to select those officers and key employees to whom awards will be made, to designate the number of shares to be covered by each award, to establish vesting schedules, and to specify all other terms of the awards. With respect to stock options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the option price must be at least 100% (or, in the case of a holder of more than 10% of the total combined voting power of the Company’s stock, 110%) of the fair market value of a share of Class B Common Stock on the date of the grant of the stock option. The Compensation Committee will establish the exercise price of options that do not qualify as incentive stock options (“non-qualified stock options”). No options may be exercised more than 10 years from the date of grant, or for such shorter period as the Compensation Committee may determine at the date of grant. Awards of options are not transferable other than pursuant to the laws of descent and distribution.

On August 25, 1997, the Board of Directors and BWI, as sole shareholder of the Company, approved the adoption of the Outside Directors Stock Option Plan. Subsequently, the name was changed to Outside Directors Stock Plan (the “Directors Plan”). The Directors Plan reserves for issuance 175,000 shares of the Company’s Class B Common Stock, subject to adjustment in certain events. Pursuant to the Directors Plan, each non-employee director is automatically granted an option to purchase 4,000 shares of Class B Common Stock on June 1 of each year beginning June 1, 2004. From June 1, 1998 to June 1, 2003, each non-employee director was automatically granted an option to purchase 3,000 shares of Class B Common Stock each year. The option exercise price per share will be the fair market value of one share of Class B Common Stock on the date of grant. Each option becomes exercisable six months following the date of grant and expires 10 years following the date of grant.

On September 15, 1998, the Board of Directors of the Company approved the adoption of the Broad Based Stock Option Plan (the “Broad Based Plan”). The Broad Based Plan reserves for issuance 1,837,323 shares of the Company’s Class B Common Stock, subject to adjustment in certain events. The number of shares which may be granted under the Broad Based Plan during any calendar year shall not exceed 50,000 shares to any one person. The Compensation Committee of the Board of Directors administers the Broad Based Plan and establishes vesting schedules. Each option expires 10 years following the date of grant.

Changes in stock options under all of the Company’s plans are shown below:

	Number of shares	Weighted average price per share
Options outstanding at December 29, 2001 (756,435 shares exercisable)	5,155,232	$22.40

Forfeited during 2002	(337,258)	$27.23
Granted during 2002	995,540	$24.88
Exercised during 2002	(238,546)	$15.58

Options outstanding at December 28, 2002 (2,100,353 shares exercisable)	5,574,968	$22.83

Forfeited during 2003	(578,795)	$27.36
Granted during 2003	902,340	$20.60
Exercised during 2003	(167,617)	$13.18

Options outstanding at January 3, 2004 (3,950,585 shares exercisable)	5,730,896	$22.24

Forfeited during 2004	(286,595)	$24.90
Granted during 2004	818,500	$18.19
Exercised during 2004	(158,324)	$8.75

Options outstanding at January 1, 2005 (4,621,382 shares exercisable)	6,104,477	$21.91

Available for grant (including restricted share awards) at January 1, 2005	1,254,005

Additional information regarding the Company’s options outstanding at January 1, 2005 is shown below:

Range of Exercise Prices	Number Outstanding	Outstanding Weighted Average Remaining Contractual Life	Outstanding Weighted Average Exercise Price	Number Exercisable	Exercisable Weighted Average Exercise Price
$ 4.63 to $12.79	861,845	4.08 Years	$9.11	861,845	$9.11
$13.63 to $17.85	1,276,124	6.08 Years	$17.30	541,624	$16.55
$20.53 to $21.88	1,066,810	8.26 Years	$20.84	652,431	$20.96
$22.58 to $24.38	708,225	7.90 Years	$24.29	533,017	$24.28
$25.13 to $27.66	1,174,339	6.98 Years	$27.43	1,133,492	$27.48
$30.15 to $38.38	1,017,134	6.71 Years	$31.61	898,973	$31.54

Note 14—Commitments

The Company leases specialty pharmacy, warehouse and office space under noncancelable operating leases expiring at various dates through 2014, with options to renew for various periods. Future minimum commitments (excluding real estate taxes and maintenance costs) under the leases at January 1, 2005 are as follows:

Year ending	(In Thousands)
2005	$3,876
2006	3,843
2007	3,616
2008	2,738
2009	2,118
Thereafter	5,335

Total	$21,526

The operating lease rent expense (including real estate taxes and maintenance costs) for the years ended January 1, 2005, January 3, 2004 and December 28, 2002 was $3.2 million, $2.1 million and $1.7 million, respectively.

During 2004, the Company received a letter from a payor alleging that one of the Company’s subsidiaries was in violation of certain provisions of the payor’s contract. The payor demanded $8.6 million in overcharges, going back to 1997, and threatened to terminate that subsidiary’s participation in the payor’s network. The Company resolved the dispute during the fourth quarter of 2004 for approximately $4.4 million, which included related costs of the settlement.

Note 15—Major Customers and Other Concentrations

The Company services customers in all 50 states. During the years ended January 1, 2005, January 3, 2004 and December 28, 2002 the Company had one third party payor which accounted for 7%, 8% and 10%, respectively, of the Company’s net sales. In August 2004, the Company formed a new joint venture with this third party payor. See Note 7—Aetna Specialty Pharmacy, LLC. The Company sells goods and services to its customers on various payment terms which entail accounts receivable exposure. Although the Company monitors closely the creditworthiness of its customers, there can be no assurance that the Company will not incur a write-off or writedown in the future.

Product provided by one of the Company’s largest vendors accounted for approximately 10%, 11% and 11% of net sales in the years ended January 1, 2005, January 3, 2004 and December 28, 2002, respectively. The Company has another vendor whose products accounted for approximately 3%, 10% and 16% of net sales in 2004, 2003 and 2002, respectively. The Company has another vendor whose products accounted for approximately 14%, 11% and 15% of net sales in 2004, 2003 and 2002, respectively. These products are available only from these manufacturers and the Company must maintain a good working relationship with these manufacturers.

Note 16—Legal Proceedings

In November 2004, the Company received a subpoena from the U.S. Department of Justice (the “DOJ”) requiring the Company to provide the DOJ with certain information regarding the promotion and marketing of Actimmune, a product manufactured by InterMune, Inc. The Company believes that the materials sought by the DOJ are part of an ongoing investigation being conducted by the United States Attorney’s Office for the Northern District of California. The Company is fully cooperating with the DOJ, however should the DOJ find that the Company acted improperly, it could subject the Company to fines and/or sanctions, which could have a material adverse effect on the Company’s business or financial condition.

The Company is also subject to ordinary and routine lawsuits and governmental inspections, investigations and proceedings incidental to its business, none of which is expected to be material to the Company’s results of operations, financial condition or cash flows.

Note 17—Facility Consolidation and Employee Termination Costs

During the second quarter of 2004, the Company recorded a restructuring charge of approximately $1.3 million related to facility consolidation and certain employee and lease termination costs. The Company consolidated its Carpinteria, CA location into its Monrovia, CA location and eliminated certain employee positions, which included some in the Lake Mary, FL location, to streamline operations. The lease termination costs end in 2007. A total of 68 employees were impacted in the Carpinteria, CA and Lake Mary, FL locations.

The following is a reconciliation of the beginning and ending liability balances showing separately the changes during the three-month periods ended July 3, 2004, October 2, 2004 and January 1, 2005 attributable to restructuring costs incurred and charged to expense and restructuring costs paid:

	(000’s omitted)
	Employee Termination Costs	Lease Termination Costs
April 3, 2004 liability balance	$—	$—
Costs incurred and charged to expense	828	489
Costs paid	(645)	(20)
July 3, 2004 liability balance	183	469
Costs paid	(183)	(125)
October 2, 2004 liability balance	$—	$344
Costs paid	—	(44)
January 1, 2005 liability balance	$—	$300

Note 18—Selected Quarterly Financial Data (Unaudited)

	Quarter ended April 3, 2004	Quarter ended July 3, 2004	Quarter ended October 2, 2004	Quarter ended January 1, 2005
	(In Thousands, Except Share and Per Share Data)
Net sales	$401,243	$438,452	$440,159	$459,764

Gross profit	43,013	45,867	51,827	52,184

Net earnings	12,239	12,164	12,641	7,582

Earnings per share:
Basic	$.28	$.28	$.29	$.17
Diluted	$.28	$.28	$.29	$.17
Weighted average shares outstanding:
Basic	43,322,604	43,288,606	43,531,489	43,611,206
Diluted	44,056,295	43,797,690	44,160,814	44,070,517

	Quarter ended March 29, 2003	Quarter ended June 28, 2003	Quarter ended September 27, 2003	Quarter ended January 3, 2004
	(In Thousands, Except Share and Per Share Data)
Net sales	$351,529	$350,507	$362,855	$396,920

Gross profit	40,285	37,784	39,372	44,422

Net earnings	13,184	11,407	12,194	13,815

Earnings per share:
Basic	$.30	$.26	$.28	$.32
Diluted	$.30	$.26	$.28	$.32
Weighted average shares outstanding:
Basic	43,521,657	43,577,129	43,259,781	43,258,876
Diluted	44,010,503	44,289,419	43,773,728	43,813,506

During the fourth quarter of 2004, the Company recorded a charge of approximately $4.4 million related to a settlement, and the related costs of the settlement, with a payor. Also during the fourth quarter of 2004, the Company recorded a charge of approximately $3.0 million primarily related to Sinus accounts receivable.

The Company believes that the financial statements for the quarterly periods shown above reflect all necessary adjustments for fair presentation. Results for any interim period may not be indicative of the results for the entire year.